UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 9, 2006

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas		75062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreement

The Board of Directors of FelCor Lodging Trust Incorporated (the “Company”) has approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and (1) each of the directors of the Company, including the Chairman of the Board and the President and Chief Executive Officer; and (2) each Executive Vice President and certain Senior Vice Presidents of the Company (each, an “Indemnitee”). On November 9, 2006, the Company executed and delivered the first of the Indemnification Agreements with an Indemnitee.

The rights of an Indemnitee under the Indemnification Agreement complement any rights the Indemnitee may already have under the Company’s charter or bylaws, under Maryland law or otherwise. The Indemnification Agreement requires the Company to indemnify and advance expenses and costs incurred by the Indemnitee in connection with any claims, suits or proceedings arising as a result of the Indemnitee’s service as an officer or director of the Company.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of the form of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST

INCORPORATED

Date: November 13, 2006	By:	/s/ Jonathan H. Yellen
	Name:	Jonathan H. Yellen
	Title:	Executive Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement